PREMIER OIL FIELD SERVICES, INC.

SUBSCRIPTION AGREEMENT

_______________, 2010

Premier Oil Field Services, Inc.
270 Southern Drive
Royce City, Texas 75189

Ladies and Gentlemen:

    1.   PURCHASE OF COMMON STOCK.   Intending to be legally bound , I hereby agree to purchase ________ shares of voting, $0.001 par value common stock (the "Shares") of Premier Oil Field Services, Inc. (the "Corporation") for  ______________ U.S. Dollars (number of Shares to be purchased multiplied by $0.75). This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). I acknowledge that the Corporation reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Corporation in writing.

    2.   PAYMENT.   I agree to deliver to the Corporation immediately available funds in the full amount due under this Agreement, by cash or by certified, personal or cashier's check payable to the "Premier Oil Field Services, Inc." The money we raise in this offering before the minimum amount, $60,000, is sold will be held uncashed in a company safe where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The funds will not be commingled with any other monies, and if the minimum amount is not raised by the end of the offering period, January 15, 2011, all funds will be refunded immediately, without interest.

    3.   ISSUANCE OF SHARES.   The Shares subscribed for herein will only be issued upon acceptance by the Corporation as evidenced by the Corporation returning to the investor an executed Agreement acknowledging acceptance and upon satisfaction of the terms and conditions of the offering.

    4.   IRREVOCABILITY; BINDING EFFECT.   I hereby acknowledge and agree that the purchase hereunder is irrevocable, that I am not entitled to cancel, terminate or revoke this Agreement or any agreements of the undersigned hereunder and that this Agreement and such other agreements shall survive my death or disability and shall be binding upon and inure to the benefit of the parties and their heirs, executor, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and are binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

    5.   MODIFICATION.   Neither this Agreement not any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

    6.   NOTICES.   Any notice, demand or other communication which any party hereto may require, or may elect to give to anyone interested hereunder shall be sufficiently given if [a] deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested addressed to such address as may be listed on the books of the Corporation, [b] delivered personally at such address, or [c] delivered (in person, or by a facsimile transmission, telex or similar telecommunications equipment) against receipt.

    7.   COUNTERPARTS.   This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

    8.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement of the parties with respect to the subject matter  hereof, and there are no representations, covenants or other agreements except as stated or referred to herein.

    9.  SEVERABILITY.   Each provision of the Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

    10.  ASSIGNABILITY.   This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

    11.  APPLICABLE LAW.   This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to residents of that state executing contracts wholly to be performed in that state.

INDIVIDUAL(S) SUBSCRIBER

IN WITNESS WHEREOF, I have executed this Agreement as of the ____ day of  ___________, 2010.

Address:

___________________________________                   ______________________________
Signature of Purchaser
                                                                                                     ______________________________
___________________________________
Name(s) of Purchaser  (Please print or type)

ENTITY SUBSCRIBER

IN WITNESS WHEREOF, I have executed this Agreement as of the ______ day of  _________________, 2010.

Address:

____________________________                                    ____________________________________
Entity
     ____________________________________
______________________________
Signed By

Its: ___________________________

______________________________
Date

PURCHASE ACCEPTED FOR _________SHARES:

Premier Oil Field Services, Inc.

By: ________________________________
       Lewis Andrews, President

Date: _______________________________